Exhibit 99.1

For Further Information Contact

Julie Bimmerman (404) 888-2103

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

ATLANTA, GEORGIA, January 26, 2022: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported strong unaudited financial results for its fourth quarter and year ended December 31, 2021.

The Company recorded fourth quarter revenues of $600.3 million, an increase of 11.9% over the prior year’s fourth quarter revenue of $536.3 million. The Company’s reported net income was $65.3 million or $0.13 per diluted share for the fourth quarter ended December 31, 2021, compared to $62.6 million or $0.13 per diluted share for the same period in 2020. Adjusted net income* and adjusted earnings per diluted share* for the fourth quarter ended December 31, 2021 were $70.3 million and $0.14 per diluted share, respectively. The fourth quarter results have been adjusted to exclude the recorded accrual by the Company of $5.0 million related to the potential settlement of the ongoing Securities and Exchange Commission (“SEC”) matter. The Company will continue to cooperate with the SEC in working towards a final resolution.

For the full year ended December 31, 2021, the Company’s revenues rose 12.2% to $2.424 billion compared to $2.161 billion for the prior year. The Company reported net income of $350.7 million or $0.71 per diluted share compared to $260.8 million or $0.53 per diluted share for the prior year. Adjusted net income* and adjusted earnings per diluted share* for the full year 2021 were $335.5 million and $0.68, respectively, compared to $267.5 million and $0.54 per diluted share for the prior year. The results for 2021 have been adjusted for the gain related to the disposition of the properties received through the 2019 acquisition of Clark Pest Control of Stockton, Inc. of $31.5 million ($23.2 million net of tax) and the accrual of $8.0 million related to the potential settlement of the ongoing SEC matter. The results for the year ended December 31, 2020 included a one-time non-cash expense of $6.7 million for the accelerated restricted stock vesting for our late Chairman, R. Randall Rollins.

Gary W. Rollins, Chairman and Chief Executive Officer of Rollins stated, “We are proud of the performance and dedication of our employees and are very pleased with our strong financial results for both the quarter and full year 2021. We remain confident of our continued success for 2022.”

Rollins, Inc. is a premier global consumer and commercial services company.  Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more, the Company and its franchises provide essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.callnorthwest.com, www.mccallservice.com,  www.trutechinc.com, www.crittercontrol.com, www.westernpest.com, www.walthamservices.com, www.opcpest.com, www.indfumco.com,  www.permatreat.com, www.cranepestcontrol.com, www.missquito.com, www.orkincanada.ca, www.orkinau.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

*Adjusted amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s confidence in its continued success. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, you are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from those indicated by the forward-looking statements and estimated results and financial condition are those factors listed in periodic reports filed by Rollins with the Securities and Exchange Commission (“SEC”), which factors include, but are not limited to, the Company’s belief that its accounting estimates and assumptions, financial condition and results of operations may change materially in future periods in response to the COVID-19 pandemic; the Company’s belief that it will continue to be involved in various claims, arbitrations, contractual disputes, investigations, and regulatory and litigation matters relating to, and arising out of, its business and its operations; the outcomes of any pending or potential claim, proceeding, litigation, regulatory action or investigation filed against us, which could have a material adverse effect on our business, financial condition and results of operations, including, but not limited to, the Company’s ongoing SEC investigation; the Company’s belief that the ongoing SEC investigation is primarily focused on how it established accruals and reserves at period-ends and the impact of those accruals and reserves on reported earnings per share, and the Company’s inability to predict the outcome of the SEC investigation, or the possibility that the ultimate amount of potential liability could be different from the amount accrued under ASC 450; the Company’s belief, after consultation with the Audit Committee and independent counsel, that its financial statements filed with the SEC on Forms 10-K and 10-Q for the relevant periods under SEC investigation fairly present in all material respects, its financial condition, results of operations and cash flows as of their respective balance sheet dates and for the periods then ended; the Company’s evaluation of pending or threatened claims and establishment of loss contingency reserves based upon outcomes it currently believes to be probable and estimable; risks related to the Company’s belief that its current cash and cash equivalent balances, future cash flows expected to be generated from operating activities and available borrowings under its credit facilities will be sufficient to finance its current operations and obligations, and fund expansion of the business for the foreseeable future; the Company’s belief that it maintains adequate liquidity and capital resources that are directed to finance domestic operations and obligations and to fund expansion of its domestic business for the foreseeable future without regard to its foreign deposits; exposure of certain market risks in the ordinary course of our business, including fluctuation in interest rates and foreign currency exchange fluctuations; the Company’s ability to identify and successfully integrate potential acquisitions or guarantee that any acquisitions will achieve the anticipated financial benefits adverse economic conditions, including restrictions in customer discretionary expenditures, disruptions in credit or financial markets, increases in fuel prices, raw material costs, or other operating costs; labor shortages and/or our ability to attract and retain skilled workers;  significant disruption in, or breach in security of our information technology systems or one of our third-party information technology providers, and resultant interruptions in service or the loss of functionality of critical systems through ransomware or other malware, and any related impact on our reputation; the Company’s expectation that it will continue to pay cash dividends to common stockholders, subject to the earnings and financial condition of the Company and other relevant factors; risks related to changes in industry practices or technologies; the Company’s ability to protect its intellectual property and other proprietary rights; competitive factors and pricing practices; damage to our brand or reputation; and climate and weather conditions.

No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Rollins assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to COVID-19. You are advised, however, to consult any further disclosures Rollins makes on related subjects in its filings with the SEC.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At December 31, (unaudited)	2021	2020
ASSETS
Cash and cash equivalents	$105,301	$98,477
Trade accounts receivables, net	139,579	126,337
Financed receivables, net	26,152	23,716
Materials and supplies	28,926	30,843
Other current assets	52,422	35,404
Total Current Assets	352,380	314,777
Equipment and property, net	133,257	178,052
Goodwill	716,303	653,176
Customer contracts, net	330,644	298,949
Trademarks and tradenames, net	108,376	109,044
Other intangible assets, net	11,636	10,777
Operating lease, right-of-use assets	244,784	212,342
Financed receivables, long-term, net	47,097	38,187
Other assets	34,949	30,596
Total Assets	$1,979,426	$1,845,900
LIABILITIES
Accounts payable	44,568	64,596
Accrued insurance, current	36,414	31,675
Accrued compensation and related liabilities	97,862	91,011
Unearned revenue	143,778	131,253
Operating lease liabilities, current	75,240	73,248
Current portion of long-term debt	18,750	17,188
Other current liabilities	73,106	63,540
Total Current Liabilities	489,718	472,511
Accrued insurance, less current portion	31,545	36,067
Operating lease liabilities, less current portion	172,520	140,897
Long-term debt	136,250	185,812
Deferred income tax liabilities	13,255	10,612
Long-term accrued liabilities	54,090	58,641
Total Liabilities	897,378	904,540
STOCKHOLDERS’ EQUITY
Common stock	491,911	491,612
Retained earnings and other equity	590,137	449,748
Total stockholders’ equity	1,082,048	941,360
Total Liabilities and Stockholders’ Equity	$1,979,426	$1,845,900

*Due to the Company’s recent acquisitions, certain balances may change as the purchase price allocations are finalized.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
REVENUES
Customer services	$600,343	$536,292	$2,424,300	$2,161,220
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	297,729	266,344	1,162,617	1,048,592
Sales, general and administrative	187,538	159,086	727,489	656,207
Depreciation and amortization	23,686	22,403	94,205	88,329
Total operating expenses	508,953	447,833	1,984,311	1,793,128
OPERATING INCOME	91,390	88,459	439,989	368,092
Interest (income) expense, net	(504)	591	830	5,082
Other (income) expense, net	(2,081)	970	(35,679)	8,290
CONSOLIDATED INCOME BEFORE INCOME TAXES	93,975	86,898	474,838	354,720
PROVISION FOR INCOME TAXES	28,638	24,279	124,151	93,896
NET INCOME	$65,337	$62,619	$350,687	$260,824
NET INCOME PER SHARE - BASIC AND DILUTED	$0.13	$0.13	$0.71	$0.53
Weighted average shares outstanding - basic and diluted	492,041	491,619	492,054	491,604

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of adjusted net income and adjusted EPS in this earnings release, and the non-GAAP financial measures of organic revenues, organic revenues by type, organic revenues in constant dollars, adjusted EBITDA, and free cash flow in today’s conference call. Organic revenue is calculated as revenue less acquisition revenue. Acquisition revenue is based on the trailing 12-month revenue of our acquired entities. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.

Management uses adjusted net income, adjusted EPS and adjusted EBITDA as measures of operating performance because these measures allow the Company to compare performance consistently over various periods without regard to the impact of the property disposition gains, the accelerated stock vesting expense or the SEC matter. Management also uses organic revenues, organic revenues by type and organic revenues in constant dollars to compare revenues over various periods excluding the impact of acquisitions and the change in foreign currency rates. Management uses free cash flow, which is calculated as net cash provided by operating activities less capital expenditures, to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of non-GAAP financial measures used in today’s earnings release and conference call with their most comparable GAAP measures.

(unaudited in thousands except EPS)

	Three Months Ended				Year Ended
	December 31,				December 31,
			Better/				Better/
	2021	2020	(Worse)%		2021	2020	(Worse)%
Reconciliation of Net Income to Adjusted Net Income and EPS
Net income	$65,337	$62,619	$2,718	4.3%	$350,687	$260,824	$89,863	34.5%
Property disposition gains (net of tax ($23,230))	—	—	—	—	(31,517)	—	(31,517)	—
SEC matter[1]	5,000	—	5,000	—	8,000	—	8,000	—
Late Chairman's accelerated stock vesting expense[2]	—	—	—	—	—	6,691	(6,691)	—
Adjusted income taxes on excluded items	—	—	—	—	8,287	—	8,287	—
Adjusted net income	$70,337	$62,619	$7,718	12.3%	$335,457	$267,515	$67,942	25.4%
Adjusted earnings per share - basic and diluted	$0.14	$0.13	$0.01	7.7%	$0.68	$0.54	$0.14	25.9%
Weighted average shares outstanding - basic and diluted	492,041	491,619	422	0.1%	492,054	491,604	450	0.1%

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$65,337	$62,619	$2,718	4.3%	$350,687	$260,824	$89,863	34.5%
Depreciation and amortization	23,686	22,403	1,283	5.7	94,205	88,329	5,876	6.7
Interest (income) expense, net	(504)	591	(1,095)	(185.3)	830	5,082	(4,252)	(83.7)
Provision for income taxes	28,638	24,279	4,359	18.0	124,151	93,896	30,255	32.2
EBITDA	117,157	109,892	7,265	6.6%	569,873	448,131	121,742	27.2%
Property disposition gains	—	—	—	—	(31,517)	—	(31,517)	—
SEC matter	5,000	—	5,000	—	8,000	—	8,000	—
Late Chairman's accelerated stock vesting expense	—	—	—	—	—	6,691	(6,691)	—
Adjusted EBITDA	$122,157	$109,892	$12,265	11.2%	$546,356	$454,822	$91,534	20.1%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow[3]
Net cash provided by operating activities	$96,062	$95,178	$884	0.9%	$394,973	$435,785	$(40,812)	(9.4)%
Capital expenditures	(7,163)	(5,539)	(1,624)	(29.3)	(27,194)	(23,229)	(3,965)	(17.1)
Free Cash Flow	$88,899	$89,639	$(740)	(0.8)%	$367,779	$412,556	$(44,777)	(10.9)%
[1]These amounts are not tax deductible for state or federal purposes.
[2]This amount is not tax deductible for state or federal purposes due to the limitation on executive compensation under IRC Sec. 162(m).
[3]Due to the Company's recent acquisitions, certain balances may change as the purchase price allocations are finalized.

	2021
	YTD	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Reconciliation of Revenues to Organic Revenues and Organic Revenues in Constant Dollars
Revenues	$2,424,300	$600,343	$650,199	$638,204	$535,554
Revenue growth from acquisitions	(58,587)	(15,910)	(12,689)	(13,832)	(16,156)
Organic revenues	2,365,713	584,433	637,510	624,372	519,398
Adjustment to organic revenues on a constant exchange rate	(17,301)	(4,944)	(2,702)	(6,868)	(2,787)
Organic revenues in constant dollars	$2,348,412	$579,489	$634,808	$617,504	$516,611
2020 revenues	$2,161,220	$536,292	$583,698	$553,329	$487,901
Revenue growth	12.2%	11.9%	11.4%	15.3%	9.8%
Revenue growth from acquisitions	2.7%	3.0%	2.2%	2.5%	3.3%
Organic revenue growth	9.5%	8.9%	9.2%	12.8%	6.5%
Organic revenue growth in constant dollars	8.7%	8.1%	8.8%	11.6%	5.9%

Reconciliation of Commercial Revenues to Organic Commercial Revenues
Commercial revenues	$829,396	$211,213	$218,648	$210,838	$188,697
Commercial revenue growth from acquisitions	(20,749)	(3,949)	(4,532)	(5,779)	(6,489)
Commercial organic revenues	$808,647	$207,264	$214,116	$205,059	$182,208
2020 revenues	$752,348	$189,572	$199,561	$179,900	$183,315
Revenue growth	10.2%	11.4%	9.6%	17.2%	2.9%
Revenue growth from acquisitions	2.8%	2.1%	2.3%	3.2%	3.5%
Organic revenue growth	7.4%	9.3%	7.3%	14.0%	(0.6)%

Reconciliation of Residential Revenues to Organic Residential Revenues
Residential revenues	$1,103,687	$267,816	$307,747	$292,945	$235,179
Residential revenues from acquisitions	(28,130)	(8,429)	(6,004)	(5,938)	(7,759)
Residential organic revenues	$1,075,557	$259,387	$301,743	$287,007	$227,420
2020 revenues	$977,470	$239,311	$275,581	$257,921	$204,657
Revenue growth	12.9%	11.9%	11.7%	13.6%	14.9%
Revenue growth from acquisitions	2.9%	3.5%	2.2%	2.3%	3.8%
Organic revenue growth	10.0%	8.4%	9.5%	11.3%	11.1%

Reconciliation of Termite Revenues to Organic Termite Revenues
Residential revenues	$465,053	$114,262	$117,423	$127,674	$105,694
Residential revenues from acquisitions	(9,708)	(3,532)	(2,153)	(2,115)	(1,908)
Residential organic revenues	$455,345	$110,730	$115,270	$125,559	$103,786
2020 revenues	$406,781	$100,593	$102,144	$109,817	$94,227
Revenue growth	14.3%	13.6%	15.0%	16.3%	12.2%
Revenue growth from acquisitions	2.4%	3.5%	2.1%	1.9%	2.0%
Organic revenue growth	11.9%	10.1%	12.9%	14.4%	10.2%

  CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Fourth Quarter 2021 results on

Wednesday, January 26, 2022 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 1-877-869-3839 domestic;

1-201-689-8265 international

with conference ID of 13725733

at least 5 minutes before start time.

REPLAY: available through February 2, 2022

Please dial 1-877-660-6853 / 1-201-612-7415, Passcode 13725733

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com